Exhibit 10(j)

                                   Agreement

A: Shengyang Huayuan Management Limited        Legal Representative: Wanjun Gao

B: Huayang International Holding, Inc.         Legal Representative: Wanjun Gao

C: YickHo Limited                              Legal Representative: Qinglin Gan

D: Huayang (Shengyang) Group Limited           Legal Representative: Wanjun Gao

Lidu Hotel: Shengyang Lidu Hotel Limited
  (Changyang International Hotel Limited)      Legal Representative: Qinglin Gan
Lidu Business: Shengyang Lidu Business Limited
  (Changhua business Limited)                  Legal Representative: Qinglin Gan
Lidu Parking: Shengyang  Lidu Parking Limited
  (Changyuan Parking Limited)                  Legal Representative: Qinglin Gan
Changhe Real Estate: (Changhe Real Estate
    Limited)                                   Legal Representative: Qinglin Gan

Regarding the condition of this agreement, A, B, C, D, Lidu Hotel, Lidu
Business, Lidu Parking and Lidu Real Estate have agreed as followings:

1.   According to the contract of partial capital transfer on Huayang
     International Hotel Limited that was signed on September 5, 1996, the contract of Lidu Hotel, Lidu Business and Lidu Parking joint venture that was signed in September, 1996, the contract of total investment in Changhe
     Real Estate that was signed in December 1998, A and B have agreed that the total investment in Lidu Hotel, Lidu Business, Lidu Parking and Lidu Real
     Estate is 204,328,098 Chinese Yuan.

2.   A, B and D agreed to pay 120,000,000 Chinese Yuan to Shengyang Lidu Hotel;
     C agreed to cancel the contract regarding the total investment in Shengyang
     Lidu Hotel that A, B and D entered.

3.   According to agreement on stock transfer and payment terms that was signed on August 30, 2000, A agrees to transfer its 25% stocks in Changhe Real
     Estate to C. C has made the payment of 21,679,795 Chinese Yuan for the 25%
     stocks to A in December 2000. At the same time, A agrees to pay 11,679,795
     Chinese Yuan to Lidu Hotel, Lidu Business, Lidu Parking and Lidu Real
     Estate as part of the repayment to Shengyang Lidu Hotel. According to agreement on stock transfer and return on capital that was signed on August
     30, 2000, A agrees to treat the returned capital in amount of 26,613,107
     Chinese Yuan also as part of the repayment to Shengyang Lidu Hotel. In total, A, B and D have already paid Lidu Hotel, Lidu Business, Lidu Parking and Lidu Real Estate 38,292,902 Chinese Yuan. The unpaid balance is
     81,707,098 Chinese Yuan.

Base on above conditions, all parties have reached the following agreements:

                                   Chapter 1
                                 Stock Transfer

1.1 A and B Stock Ownership

Unit: US$       A      Cap.%      B      Cap.%    A & B    Cap.%    Yuan (CHI)
--------------------------------------------------------------------------------
Lidu Hotel  1,200,000   10%   2,400,000   20%   3,600,000   30%     29,880,000

Lidu Busi.  1,200,000   10%   2,400,000   20%   3,600,000   30%     29,880,000

Lidu Park.  1,204,300   10%   2,408,600   20%   3,612,900   30%     29,987,070

Changhe       565,000    5%                                  5%      4,677,604
--------------------------------------------------------------------------------
Total       4,169,300         7,208,600        11,377,900           94,424,674
--------------------------------------------------------------------------------

1.2 Stock Ownership Transfer

A and B agree to transfer all of their stocks in the joint venture to C. (see above schedule) The stock is transferred at the value equal to 65% of A and B's registered capitals. C agrees to accept A and B's stock at this value.

                                    Chapter 2
                           Stockholder's Loan Transfer

2.1 A and B Stockholders' Loan

A, B, C, D and the joint venture have all agreed to terminate all original loan agreements between A, B and the joint venture. In addition, all parties have reached the following agreed upon amounts as below:

Unit: RMB           A      Ratio        B     Ratio     A & B     Cap.%
--------------------------------------------------------------------------------
Lidu Hotel     14,608,000   10%   29,216,000   20%   43,824,000    30%

Lidu Business  13,612,000   10%   27,224,000   20%   40,836,000    30%

Lidu Park.      6,604,310   10%   13,208,620   20%   19,812,930    30%

Changhe         5,430,494   5%                        5,430,494     5%
--------------------------------------------------------------------------------
Total          40,254,804         69,648,620        109,903,424
--------------------------------------------------------------------------------

2.2 Stockholders' Loan Transfer Agreement:

A and B agree to transfer all of their loans with the joint venture to C. (see above schedule) The loans are transferred at their final amounts according to the above schedule. C agrees to accept A and B's loans at this amount. :

                                   Chapter 3
                        Payment of Transfer Commissions

3.1 Deposit

All parties agree, C will provide RMB 10,000,000 as deposit to A and B at the time of signing the stock transfer and loan transfer agreements. In exchange, A and B will release the first set of copies of all listed documents and official stamps to the joint venture as well as a proper receipt for the RMB 10,000,000 deposit.

3.2 Stock Transfer Payment and Payment of Additional Construction Costs

Within 14 days after the stock transfer agreements have been approved by related government agencies, the stock transfer payment in the amount of US $ 7,395,635
(RMB 61,383,770) is due from C to the joint venture. After A and B release second set of documents (Agreed By All Parties), all parties agree to payment procedures as follows: when the joint venture makes the stock transfer payment to A and B, A and B will make a payment for all additional construction costs in the amount of RMB 81,707,098. At the same time, A and B will return the RMB
10,000,000 deposit to C. In addition, A and B will provide a proper receipt for the final stock transfer payment to C, and the joint venture will provide A and
B with a proper receipt for the payment of the additional construction costs.

3.3 Payment of Stockholders' Loan Transfer

All parties agree, during the time stock transfer payment is being processed, C will make payment to A and B for their respective stockholders' loans. Because A and B have already agreed to pay 25% of total loan balance (RMB 27,475,856) as an agreement deposit to C, C will wire the additional payment of RMB 82,427,568 to a domestic or foreign bank appointed by A and B. A and B will not make any additional deposit. A and B will provide a proper receipt for C's payment. C will provide a proper receipt for A and B's deposit.

After the completion of 3.1, 3.2, and 3.3, all transfers of stocks and loans are completed.

                                   Chapter 4
                               Deposit Provision

4.1 Payment of Deposit

A and B have already agreed to pay 25% of total loan balance (RMB 27,475,856)
as an agreement deposit to C.

4.2 Return of Deposit

All parties agree, within two months after all agreements have been approved by related government agencies and the completion of all duties by A, B and D, C will return the entire deposit to A and B. A and B will provide a proper receipt for the return of deposit to C.

4.3 Partial Return of Deposit

In the case that A, B or D does not perform or fully perform their respective duties outlined in this agreement and causes damages to D or the joint venture,
D and the joint venture have the right to deduct their shares of losses from the deposit. If D and the joint venture have prior notification and A, B or D continues not to perform their duties, C and the joint venture reserve the right to perform mitigating actions, any costs associated with these actions will be directly deducted from the deposit plus the loss resulted from the non-performance by A, B or D.

                                   Chapter 5
                              Promissory Provision

5.1 A, B and D have made following promises in relation to this agreement:

(1) A, B, and D promise to C and the joint venture that all submitted construction prepaid expenses are true and legal.

(2) A, B, and D promise that all stocks and loans are true and legal. There are neither flaws nor any third party claims against the stocks and loans. There are legal claims from government agencies.

5.2 A. B and D have made following promises in relation to the total capitals invested during the construction period:

(1) A, B, and D guarantee that all documents and receipts (1st and 2nd sets of documents) submitted to the joint venture are true, legal and valid.

(2) A, B, and D guarantee that during the investment and construction period, there was no action violates any law or regulation.

(3) A, B, and D guarantee that during the investment and construction period, there was no collateral, no third party claim against the joint venture and the hotel, no legal claim and no existing arbitration.

(4) A, B, and D guarantee that during the investment and construction period, all completed phases (include but not limited to equipment, machines, etc) and structures conform to national quality standard and agreed upon quality standard.

(5) A, B and D guarantee that during the investment and construction period, all taxes were pre-paid by A, B, and D, all tax paying duties were performed and would be responsible for any legal claims arise from these tax matters. A, B and
D promised to provide to the joint venture all legal and valid proof.

(6) D guarantee to resolve any contract dispute or litigation arise from actions during the investment and construction period by D, D's subsidiaries, and D's affiliates (including but not limited to A and B). D will be responsible for any financial loss from such disputes and D guarantees that C and the joint venture will not suffer any damages.

(7) After D confirms its guarantees and promises, all construction loans, inter-company loans and material purchase related loans between the joint company and D, D's subsidiaries, and its affiliates (including but not limited to A and B) are completed.

5.3 C and the joint venture's promises to A, B and D:

(1) C and the joint venture promise to pay to A, B, and D the amount outlined by this agreement for the stock transfer, loan transfer, and the return of deposit.
There should not be any delay or refusal.

(2) According to 5.2 (6) above and under the condition that C and the joint venture's benefits are not affected, C and the joint venture will provide reasonable assistance in helping D to resolve any problems arise from the contracting period.

5.4 The Ending of Contractual Relationship

After the completion of duties outlined in Chapter 3 No. 3.2 (Stock Transfer
Payment and Payment of Additional Construction Costs), C and the joint venture agree to release A, B and D's contractual relationship with respect to the hotel's investment capital. After A, B, and D fully perform their duties outlined in Chapter 5 No. 5.1 and 5.2, C and the joint venture agree to release
A, B, and D's agreements dated 09/15/1996, 09/22/1996, and 09/12/1996.

                                   Chapter 6
                               Breach of Contract

6.1 If any party among A, B or D does not perform or fully perform according to this agreement, A, B and D will compensate C and the joint venture for any losses it may cause. If C and the joint venture do not perform or fully perform according to this agreement, C and the joint venture will compensate A, B and D for any losses it may cause.

6.2 If this agreement cannot be fully executed because of A, B and D's action,
A, B and D should share the same responsibility as C and the joint venture. If C the agreement cannot be fully executed because C and the joint venture, C and the joint venture should share the same responsibility as A, B and D.

                                   Chapter 7
                                Confidentiality

7.1 A, B, C, D and the joint venture all agree that all contents included in this agreement are classified. All parties hereby promise not to disclose any contents or details to any third party.

                                   Chapter 8
                                     Other

8.1 This agreement is written in Chinese, eight copies and all copies have the same legal power.

8.2 In regard to the stock transfer portion of this agreement, all parties agree that A, B and C may individually enter stock transfer agreements with Lidu
Hotel, Lidu Business, Lidu Parking and Changhe. This agreement and all individually entered agreements are inseparable and have the same legal power.

8.3 This agreement is signed on Sep. 28, 2002 between representatives from A, B,
C, D and the joint venture. Effective after signature and stamps.